UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934


                        Date of Report:  May 18, 1998



                             QUIXOTE CORPORATION
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               (Exact name of registrant as specified in its charter)



                                   DELAWARE
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                 (State or other jurisdiction of incorporation)



              0-7903                                 36-2675371
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     (Commission File Number                     (I.R.S. Employer
                                               Identification Number)



         One East Wacker Drive, Suite 3000, Chicago, Illinois    60601
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               (Address of principal executive offices)        (Zip Code)


                                (312) 467-6755
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               (Registrant s telephone number, including area code)
Items 1-4.  Not applicable.

Item 5.  Other Events.

     Quixote Corporation has settled three claims against its formerly owned subsidiary, Disc Manufacturing, Inc., n/k/a Quixote Laser Corporation ( DMI ) as set forth in the press release attached hereto and incorporated herein as Exhibit A. These settlements conclude the following claims:

     1. On June 1, 1998 Quixote and DMI concluded settlement of the litigation entitled DISC MANUFACTURING, INC. ET AL. V. DISCTRONICS LIMITED, ET AL., U.S. District Court for the Northern District of Alabama,
Northeastern Division, Civil Action No. CV90-H-1023-NE, and DISC
MANUFACTURING, INC. ET AL. V. PETER MASSEY, ET AL., Circuit Court for Madison County, Alabama, Civil Action No. CV-90-1214L. See the Company s Form 10-K Report for the fiscal year ended June 30, 1998, Item 3, for additional information regarding these lawsuits.

     2. On May 18, 1998, Quixote and DMI entered into a Settlement Agreement and Mutual Release in final settlement of the litigation entitled RESORT VIDEO, LTD. V. LASERVIDEO, INC., Los Angeles, California Superior Court Case No. C746759. See the Company s Form 10-K Report for the fiscal year ended June 30, 1998, Item 3, for additional information concerning this lawsuit.

     3. On May 18, 1998, Quixote and DMI entered into a letter agreement to settle trademark, copyright and related intellectual property infringement claims asserted by the Recording Industry Association of America.

     The settlements, in total, will result in a fourth quarter after-tax charge of $3.6 million, or $0.45 per diluted share, to discontinued operations.

Items 6-8.  Not Applicable.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits. The following exhibits are filed with this report:

              1.  Press release dated June 1, 1998.


                                   EXHIBIT 1
        QUIXOTE CORPORATION SETTLES SEVERAL PENDING LAWSUITS ASSOCIATED
                         WITH PREVIOUSLY OWNED BUSINESS

     CHICAGO, IL, June 1, 1998 - Quixote Corporation (Nasdaq:QUIX) today announced the settlement of three claims against its formerly owned subsidiary, Disc Manufacturing, Inc. ( DMI ), which it sold in April 1997. The settlements represent important progress in the Company s efforts to resolve all litigation issues related to DMI. They include a lawsuit brought by Resort Video, Ltd., a trademark, copyright and related intellectual property rights infringement claim initiated by the Recording Industry Association of American ( RIAA ), and lawsuits involving the Disctronics Group. The settlements, in total, will result in a fourth quarter after-tax charge of $3.6 million, or $0.45 per diluted share, to discontinued operations.

     Philip E. Rollhaus, Jr., Quixote s Chairman and Chief Executive Officer, commented: Anticipating that our subsidiaries, Energy Absorption Systems, Inc. and the TranSafe Corporation, will be very busy in the quarters and years ahead, we determined that it was best to put the bulk of the claims against our discontinued operation, DMI, behind us and concentrate on expanding our basic highway safety businesses, especially in light of the recently enacted Transportation Equity Act for the 21st Century.

      These lawsuits against DMI have been a constant expense and have taken an excessive amount of management s time and attention for the past eight years. The settlement with Resort Video, Ltd. finally puts to rest an issue of alleged damages. One Disctronics Group lawsuit, prior to this settlement, was headed for yet another trial over various claims and counterclaims between the two parties. The settlement of the dispute between DMI and the RIAA avoids a potentially complicated, expensive and protracted lawsuit over certain trademark, copyright and related intellectual property rights issues.

     Mr. Rollhaus went on to state: While we continue to believe we have strong legal responses to these claims against DMI, we also recognize the problem of costly, on-going legal expenses which have been a drain on our earnings in recent years. Although the one-time, $3.6 million charge to discontinued operation is no small amount, we can absorb it. What is more important, at this time, is that greatly increased federal funding, amounting to approximately 40% each year during the next six years, for making our highways and bridges safer and more intelligent is here and now, and it is to this opportunity that Quixote Corporation must address its full attention and energy.

     Quixote Corporation, through its wholly-owned subsidiaries, Energy Absorption Systems, Inc. and the TranSafe Corporation, is the world s leading manufacturer of energy-absorbing highway crash cushions, truck-mounted impact attenuators, computerized highway advisory radio transmitting systems and other highway safety products.
Safe Harbor Statement under the private
Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the Company s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 1998, under the caption Forward-Looking Statements in Management s Discussion and Analysis of Financial Condition and Results of Operations, which discussion is incorporated herein by this reference.


                                  SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           QUIXOTE CORPORATION
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                                           /s/ Daniel P. Gorey
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                                            By: Daniel P. Gorey
                                           Its: Chief Financial Officer,
                                                Vice President and Treasurer
                                           Date: June 16, 1998